Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR FISCAL 2017

OVERLAND PARK, Kan., September 28, 2017 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today announced financial results for its fiscal year ended July 31, 2017. The Company reported net loss attributable to Ferrellgas Partners, L.P. of $54.2 million, compared to net loss of $665.4 million for the same period in 2016.

Adjusted EBITDA was $230.1 million compared to $344.7 million in the prior year period primarily due to decreased contributions from the midstream operations segment.

“Weather for fiscal 2017 was a stunning 18% warmer than normal, and significantly affected our financial results” said James E. Ferrell, the Company’s interim President and Chief Executive Officer. “Our strategy is to increase market share as reflected in our 2% increase in retail gallons sold, exceeding those of prior year on an absolute and weather adjusted basis. Overall gross margin was lower than the prior year period due to customer mix  and an increase in the overall wholesale cost of propane.”

Propane gallons sold were 791.1 million gallons, compared to 778.9 million gallons in the prior year. Operating income generated by the propane operations and related equipment sales segment was $187.9 million, compared to $204.9 million in the prior year period.

Our midstream operations segment generated an operating loss of $26.3 million this year compared to $648.3 million in fiscal 2016 primarily due to the impairment charge of $658.1 million recorded last year.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 28, 2017. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,”

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“strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. Forward-looking statements, include, but are not limited to: Ferrellgas’ debt reduction plans, Ferrellgas’ leverage ratio reduction plans, statements regarding future unitholder returns, growth and improved results, plans to increase the utilization of certain assets, the anticipated impact of Ferrellgas’ actions on its balance sheet and liquidity position, and the anticipated impact of Ferrellgas’ leadership changes. While Ferrellgas believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: risks related to Ferrellgas’ ability to generate sufficient cash flow to pay distributions, to make payments on its debt obligations and to execute its business plan; Ferrellgas’ ability to access funds on acceptable terms, if at all, because of the terms and conditions governing its indebtedness or otherwise; local, regional and national economic conditions and the impact they may have on Ferrellgas and its customers; the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; the termination or non-renewal of certain arrangements or agreements; adverse changes in our relationships with our national propane customers; significant delays in the collection of, or uncollectibility of, accounts or notes receivable; the financial condition of Ferrellgas’ customers; and the failure of any customer to perform its contractual obligations. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2017, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, Ferrellgas undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com, 913-661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com, 913-661-1833

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	July 31, 2017	July 31, 2016

Current Assets:
Cash and cash equivalents	$5,760	$4,965
Accounts and notes receivable, net (including $109,407 and $106,464 of accounts receivable pledged as collateral at July 31, 2017 and July 31, 2016, respectively, and net of allowance for doubtful accounts of $1,976 and $5,067 at 2017 and 2016, respectively)	165,084	149,583
Inventories	92,552	90,594
Prepaid expenses and other current assets	33,388	39,973
Total Current Assets	296,784	285,115

Property, plant and equipment, net	731,923	774,680
Goodwill	256,103	256,103
Intangible assets, net	251,102	280,185
Other assets, net	74,057	87,223
Total Assets	$1,609,969	$1,683,306

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$85,561	$67,928
Short-term borrowings	59,781	101,291
Collateralized note payable	69,000	64,000
Other current liabilities	126,224	128,958
Total Current Liabilities	340,566	362,177

Long-term debt (a)	1,995,795	1,941,335
Other liabilities	31,118	31,574
Contingencies and commitments

Partners Deficit:
Common unitholders (97,152,665 and 98,002,665 units outstanding at July 31, 2017 and July 31, 2016)	(701,188)	(570,754)
General partner unitholder (989,926 units outstanding at July 31, 2017 and July 31, 2016)	(66,991)	(65,835)
Accumulated other comprehensive income (loss)	14,601	(10,468)
Total Ferrellgas Partners, L.P. Partners’ Deficit	(753,578)	(647,057)
Noncontrolling Interest	(3,932)	(4,723)
Total Partners’ Deficit	(757,510)	(651,780)
Total Liabilities and Partners’ Deficit	$1,609,969	$1,683,306

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	July 31		July 31
	2017	2016	2017	2016
Revenues:
Propane and other gas liquids sales	$269,201	$241,282	$1,318,412	$1,202,368
Midstream operations	135,196	137,811	466,703	625,238
Other	28,979	30,418	145,162	211,761
Total revenues	433,376	409,511	1,930,277	2,039,367

Cost of sales:
Propane and other gas liquids sales	142,427	115,592	694,155	564,433
Midstream operations	129,006	97,335	429,439	471,234
Other	14,054	14,812	67,267	126,237

Gross profit	147,889	181,772	739,416	877,463

Operating expense	109,477	111,326	431,751	457,910
Depreciation and amortization expense	25,805	37,815	103,351	150,513
General and administrative expense	13,091	11,923	46,980	48,579
Equipment lease expense	7,089	7,279	29,124	28,833
Non-cash employee stock ownership plan compensation charge	3,692	9,220	15,088	27,595
Non-cash stock-based compensation charge (a)	—	2,567	3,298	9,324
Asset impairments	—	628,802	—	658,118
Loss on asset sales and disposal	5,596	7,615	14,457	30,835

Operating income (loss)	(16,861)	(634,775)	95,367	(534,244)

Interest expense	(40,378)	(35,048)	(152,485)	(137,937)
Other income (expense), net	41	199	1,474	110

Loss before income taxes	(57,198)	(669,624)	(55,644)	(672,071)

Income tax benefit	(949)	(1,482)	(1,143)	(36)

Net loss	(56,249)	(668,142)	(54,501)	(672,035)

Net loss attributable to noncontrolling interest (b)	(481)	(6,708)	(294)	(6,620)

Net loss attributable to Ferrellgas Partners, L.P.	(55,768)	(661,434)	(54,207)	(665,415)

Less: General partner’s interest in net loss	(558)	(6,614)	(542)	(6,654)

Common unitholders’ interest in net loss	$(55,210)	$(654,820)	$(53,665)	$(658,761)

Loss Per Common Unit
Basic and diluted net loss per common unitholders’ interest	$(0.57)	$(6.68)	$(0.55)	$(6.68)

Weighted average common units outstanding - basic	97,152.7	98,002.7	97,229.5	98,682.8

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	July 31		July 31
	2017	2016	2017	2016

Net loss attributable to Ferrellgas Partners, L.P.	$(55,768)	$(661,434)	$(54,207)	$(665,415)
Income tax benefit	(949)	(1,482)	(1,143)	(36)
Interest expense	40,378	35,048	152,485	137,937
Depreciation and amortization expense	25,805	37,815	103,351	150,513
EBITDA	9,466	(590,053)	200,486	(377,001)
Non-cash employee stock ownership plan compensation charge	3,692	9,220	15,088	27,595
Non-cash stock based compensation charge (a)	—	2,567	3,298	9,324
Asset impairments	—	628,802	—	658,118
Loss on asset sales and disposal	5,596	7,615	14,457	30,835
Other (income) expense, net	(41)	(199)	(1,474)	(110)
Change in fair value of contingent consideration (included in operating expense)	—	—	—	(100)
Severance expense $414 included in operating expense for the twelve months ended period July 31, 2017 and $1,545 included in general and administrative expense for the twelve months ended July 31, 2017. Also includes $128 and $1,329 in operating expense for the three and twelve months ended July 31, 2016 and $124 general and administrative expense for the twelve months ended July 31, 2016.	—	128	1,959	1,453
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives $1,751, and $540 included in cost of sales for the three and twelve months ended July 31, 2017, respectively, and $(1,849) and $(448) for the three and twelve months ended July 31, 2016, respectively. Also includes $(759) and $(3,997) included in operating expense for the three and twelve months ended July 31, 2017, respectively, and $(7) and $1,585 for the three and twelve months ended July 31, 2016, respectively.	992	(1,856)	(3,457)	1,137
Acquisition and transition expenses (included in general and administrative expense)	—	—	—	99
Net loss attributable to noncontrolling interest (b)	(481)	(6,708)	(294)	(6,620)
Adjusted EBITDA (c)	19,224	49,516	230,063	344,730
Net cash interest expense (d)	(38,118)	(33,604)	(143,588)	(132,860)
Maintenance capital expenditures (e)	(6,417)	(3,549)	(16,935)	(17,137)
Cash paid for taxes	(282)	(345)	(310)	(777)
Proceeds from asset sales	3,789	51	7,952	6,023
Distributable cash flow attributable to equity investors (f)	(21,804)	12,069	77,182	199,979
Distributable cash flow attributable to general partner and non-controlling interest	(436)	241	1,544	4,000
Distributable cash flow attributable to common unitholders (g)	(21,368)	11,828	75,638	195,979
Less: Distributions paid to common unitholders	9,715	50,226	78,936	202,119
Distributable cash flow shortage	$(31,083)	$(38,398)	$(3,298)	$(6,140)

Propane gallons sales
Retail - Sales to End Users	91,778	87,625	564,872	552,771
Wholesale - Sales to Resellers	56,218	56,129	226,251	226,121
Total propane gallons sales	147,996	143,754	791,123	778,892

Midstream operations barrels
Crude oil hauled	12,700	14,587	49,249	79,411
Crude oil sold	2,242	1,891	7,470	6,860

(a)  Non-cash stock-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	July 31		July 31
	2017	2016	2017	2016
Operating expense	$—	$385	$661	$1,268
General and administrative expense	—	2,182	2,637	8,056
Total	$—	$2,567	$3,298	$9,324

(b)  Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)  Adjusted EBITDA is calculated as net loss attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax benefit, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, asset impairments, loss on asset sales and disposal, other (income) expense, net, change in fair value of contingent consideration, severance expense, unrealized (non-cash) losses (gains) on changes in fair value of derivatives, acquisition and transition expenses and net loss attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)  Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)  Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)   Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest, maintenance capital expenditures, cash paid for taxes, and proceeds from asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)  Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interests. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added to our calculation of distributable cash flow attributable to common unit holders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP .